UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2010

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Federal	000-51117	86-1127166
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of the shareholders of Home Federal Bancorp, Inc. of Louisiana (the “Company”) was held on December 15, 2010.

(b)           The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.           The plan of conversion and reorganization of Home Federal Mutual Holding Company of Louisiana (the “MHC”) was approved by the following vote:

	Number of Votes	Percentage of Outstanding Shares (including shares held by the MHC)	Percentage of Outstanding Shares (excluding shares held by the MHC)
FOR	2,835,548	84.8%	57.9%
AGAINST	67,918	2.0	5.6
ABSTAIN	-0-	--	--

There were 254,466 broker non-votes on the proposal.

2a.           The informational proposal concerning the provision in the new holding company’s articles of incorporation providing for the authorization of common and serial preferred stock was approved by the following vote:

Number of shares voted
FOR	AGAINST	ABSTAIN
2,841,348	62,118	-0-

There were 254,466 broker non-voting on the proposal.

2b.           The information proposal concerning the provision in the new holding company’s articles of incorporation requiring a super-majority vote to approve certain amendments to the new holding company’s articles of incorporation was approved by the following vote:

Number of shares voted
FOR	AGAINST	ABSTAIN
2,818,291	85,175	-0-

There were 254,466 broker non-votes on the proposal.

2c.            The information proposal concerning the provision in the new holding company’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of the new holding company’s outstanding voting stock was approved by the following vote:

Number of shares voted
FOR	AGAINST	ABSTAIN
2,809,054	63,012	31,400

There were 254,466 broker non-votes on the proposal.

3.           The following individuals were elected as directors, for the term reflected below, by the following vote:

	Number of Votes
Name of Nominees for a Three-Year Term	FOR	WITHHELD	BROKER NON-VOTES
a. Walter T. Colquitt III	2,841,050	62,416	254,466
b. Daniel R. Herndon	2,850,050	53,416	254,466
c. Scott D. Lawrence	2,850,050	53,416	254,466

	Number of Votes
Name of Nominees for a Two-Year Term	FOR	WITHHELD	BROKER NON-VOTES
a. Timothy W. Wilhite, Esq.	2,850,050	53,416	254,466

4.            The appointment of LaPorte Sehrt Romig & Hand as independent registered public accounting firm for the fiscal year ending June 30, 2011 was ratified by the shareholders by the following vote:

Number of shares voted
FOR	AGAINST	ABSTAIN
3,092,377	65,188	367

There were no broker non-votes on the proposal.

5.           The proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies was approved by the following vote:

Number of shares voted
FOR	AGAINST	ABSTAIN
3,070,427	55,708	31,797

    There were no broker non-votes on the proposal.

Item 8.01                      Other Events.

On December 16, 2010, the Company, the holding company for Home Federal Bank, announced that the Company’s Plan of Conversion and Reorganization was approved by the members of the MHC and the shareholders of the Company at separate meetings held on December 15, 2010.

The Company also announced that the new holding company has received orders to purchase common stock sufficient to complete the offering being conducted in connection with the second-step conversion of the MHC.  A total of 1,945,220 shares of common stock, above the midpoint of the offering range, will be sold in the subscription, community and syndicated community offerings at $10.00 per share.  A total of 1,346,942 shares were sold in the subscription and community offerings, including 116,713 shares to be purchased by Home Federal Bank Employee Stock Ownership Plan, and 598,278 shares were sold in the syndicated community offering.  The conversion and offering are expected to be completed on December 22, 2010.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01                      Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press release dated December 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: December 21, 2010	By:	/s/ Clyde D. Patterson
Clyde D. Patterson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 16, 2010

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